EXHIBIT 10.13

ACKNOWLEDGMENT, CONSENT
AND REAFFIRMATION OF GUARANTOR OF LEASE

        THIS ACKNOWLEDGMENT, CONSENT AND REAFFIRMATION OF GUARANTOR OF LEASE (the “Consent”), is made this 14th day of July, 2006, by PREMIERE GLOBAL SERVICES, INC. (“Guarantor”), to and for the benefit of 3280 PEACHTREE I LLC (“Landlord”).

WITNESSETH:

        WHEREAS, Guarantor did duly execute and deliver that certain Guaranty of Lease (the “Original Guaranty”), on October 28, 2005, in connection with and as a material inducement for that certain Lease Agreement, as may have been amended previously (the “Original Lease”), involving Landlord and American Teleconferencing Services, Ltd. d/b/a Premiere Global Services (“Tenant”).

        WHEREAS, Landlord and Tenant have entered into an amendment to the Original Lease (the “Lease Amendment’), dated, July 14, 2006 subject to and conditioned upon the execution and delivery of this Consent.

        WHEREAS, Landlord would not have entered into or agreed to the Lease Amendment, were it not for the execution and delivery of this Consent to Landlord, which Consent was a material inducement to Landlord to enter into the Lease Amendment.

        WHEREAS, Guarantor, which will derive material and substantial benefit from the Lease Amendment, desires to provide this Consent, in connection with the Lease Amendment.

        NOW THEREFORE, for and in consideration of the mutual covenants contained herein, and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by the parties hereto to one another, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

        1. Amendment to Lease. Guarantor hereby acknowledges and consents to the fact that the Original Lease has been modified and amended by virtue of the Lease Amendment.

        2. No Modification. The granting of this Consent by Guarantor to Landlord and Tenant in no way modifies or amends the Guaranty or any Guarantor’s obligations and duties under the Guaranty. Said Guaranty is and shall remain in full force and effect and is a valid and continuing obligation of Guarantor according to its terms.

        3. Warranties and Representations. The warranties and representations made by Guarantor in the Guaranty are made and ratified as of the date hereof with respect to this Consent.

        4. No Further Consent Required. The request made by Landlord herein and the giving of this Consent by Guarantor shall in no way be or be deemed to be a waiver of Landlord’s rights under the Guaranty.

        5. Binding Nature. This Consent shall inure to the benefit of Landlord, Tenant and their respective heirs, legal representatives, successors and assigns.

        6. Georgia Law. This Consent has been given, and shall be construed under, the laws of the State of Georgia.

        IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed under seal and delivered on the day and year first above written.

“Guarantor”

PREMIERE GLOBAL SERVICES, INC.

By:	/s/ Michael Havener
Its:	CFO